LOJACK CORPORATION
LOJACK CORPORATION AMENEDED AND RESTATED
NONQUALIFIED DEFERRED COMPENSATION PLAN
2012 AMENDMENT

WHEREAS, LoJack Corporation (hereinafter referred to as “Employer”) established the LoJack Corporation Nonqualified Deferred Compensation Plan (hereinafter “Plan”) for a select group of management or highly compensated employees effective as of January 1, 2005 and amended and restated the Plan effective January 1, 2008;

WHEREAS, Employer now wishes to amend the controlling Plan document to more accurately reflect their desires in connection with the Plan's utilization of forfeited amounts retained within the Plan's associated Rabbi Trust, currently maintained by Investors Bank and Trust Company;

WHEREAS, Article 10, Section 10.10, Plan Amendment, of the Plan document provides for the amending and modification of the Plan by the Employer.

NOW THEREFORE, the Employer hereby amends the Plan document effective immediately:

1.    Article 5, Accounts, Section 5.3, Forfeitures, of the Plan is to be revised to incorporate the following provision, in its entirety, as an amendment and replacement to the original section:

"5.3    Forfeitures
Any forfeiture(s) from a Participant’s Account shall continue to be held in the Trust, shall be separately invested and shall be used to reduce succeeding Deferrals, Matching Contributions or Employer Discretionary Contributions until such forfeitures have been entirely so applied. If no further Deferrals, Matching Contributions or Employer Discretionary Contributions will be made, then such forfeitures shall be returned to the Employer."

2.    To the extent the execution of this 2012 Amendment by the Employer necessitates modifications to the Plan's index and any other collateral documentation; such modifications shall be made and become effective with the execution of this 2012 Amendment.

IN WITNESS WHEREOF, the Employer has executed this 2012 Amendment on this the 24 day of July , 2012.

LoJack Corporation		Attested:

By:	/s/ Jeannine Giardina	By:	/s/ Kristian Gustaitis
Title:	Vice President of Human Resources	Title:	Director of Organizational Development
and Training